China Housing Reduces Debt Obligations by Approximately $10 Million

Press Release Source: China Housing & Land Development, Inc. On Monday June 14, 2010, 9:00 am EDT

XI'AN, China, June 14 /PRNewswire-Asia-FirstCall/ -- China Housing & Land Development, Inc., ("China Housing" or the "Company," Nasdaq: CHLN) today announced that the Company has reached agreements with major investors to retire approximately US$10 million of non convertible portion of the US$20 million 5% Senior Secured Convertible Notes, which were issued to the investors in January 2008. The investors also agreed to exercise all their outstanding warrants associated with the 5% Senior Secured Convertible Notes.

Upon the completion of the transaction, China Housing will retire up to US$10 million Non Convertible Notes through the issuance of approximately 1.73 million common shares at US$ 5.57 per share. The share price of China Housing was US$ 2.31 per share on June 11, 2010.

In connection with the 5% Senior Secured Convertible financing dated January 28, 2008, investors were granted 1,437,467 five-year warrants with a strike price of US$6.07 per share. In accordance with the agreement, the investors will exercise all of their remaining 1.2 million outstanding warrants, with every two warrants to be converted to one common share.

Mr. Pingji Lu, Chairman of China Housing said, "We are pleased that these longstanding investors continue to demonstrate significant support for the Company by offering to convert their loan into equity. The retirement of $10 million notes strengthens our balance sheet by reducing our outstanding debt and interest payments. The issuance price is set at US$5.57, which based on our current share price, represents notable investor confidence in our future performance. Further, the reduction of outstanding warrants will ease selling pressure and support our stock price. Enhancing our financial structure is a key objective for our business as we execute our business plan and build value for our shareholders."

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.  The Company's news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com/.

Safe Harbor Statement

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
+86 29 8258 2648 in Xi'an
chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi'an
jinglu@chldinc.com

Mr. Shuai Luo
Investor Relations
+86 29.8258.2632 in Xi'an
laurentluo@chldinc.com

Mr. Bill Zima, ICR
+1 203.682.8200 in United States
William.Zima@icrinc.com

Ms. Annie Chen, ICR
+86 10.6599.7966 in Beijing
Annie.Chen@icrinc.com